EXHIBIT 99.1


PRESS RELEASE

Contacts:    Gerard van Hamel Platerink               Edwin B. Cordell, Jr.
             Director, Investor Relations             Chief Financial Officer
             (770) 689 2735                           (770) 717-6053


        NOVOSTE CORPORATION INITIATES VOLUNTARY RECALL OF(BETA)-RAIL(TM)
                        3.5F DELIVERY CATHETER INVENTORY

Norcross, Ga., August 19, 2002 - Novoste Corporation (NASDAQ:NOVT) today announced the voluntary recall of (beta)-Rail(TM) 3.5F Delivery Catheter inventory from its customers. This voluntary recall does not affect
(beta)-Cath(TM) 5F Delivery Catheter inventory. The recall is related to the Company's belief that handling issues specific to the distal rail design of the
(beta)-Rail(TM) 3.5F Delivery Catheter may have the potential to compromise patient safety. The (beta)-Rail(TM) 3.5F Delivery Catheter recalled product will be returned to the company, and, pending FDA approval of a modified training program, the product will be re-launched. The FDA has been informed of the Company's decision to recall the product, and discussions relating to improvements to the (beta)-Rail(TM) 3.5F System training program and planned product relaunch are ongoing.

At no time has there been a radiation safety issue. In addition, company testing of samples of the (beta)-Rail(TM) 3.5F Delivery Catheter has not revealed any indication that the product is out of specification.

The voluntary recall only affects customers that have been supplied with the recently introduced (beta)-Rail(TM) 3.5F System. These customers represent approximately half of the company's 400 accounts. Most of the company's customers have maintained the Novoste 5F Beta-Cath(TM) System at their sites, and this product is unaffected by this voluntary recall. Novoste has adequate
(beta)-Cath(TM) 5F Deliver Catheter inventory on hand to address any short-term supply issues.

Novoste will hold a conference call to discuss the voluntary recall, which will be hosted by Thomas D. Weldon, Chairman and CEO. Shareholders interested in participating in the call may do so by calling (800) 915-4836 a few minutes prior to 2:00PM Eastern time on August 19, 2002. International callers should call (973) 317-5319. Those interested in listening to a replay of the teleconference may do so by calling (toll free) (800) 428-6051 for domestic callers and (973) 709-2089 for international callers. The identification number for the replay is 257765. The replay will be available through Monday, August 26, 2002. Interested parties may access the conference call by visiting the Investor Relations page of Novoste's website at http://www.novoste.com. Listeners are advised to visit the website at least 15 minutes early to download and install any necessary audio software. An archived copy of the call will be available for a period of one week after the call on the Company's website.

ABOUT NOVOSTE CORPORATION:
Novoste Corporation, based in Atlanta GA, develops advanced medical treatments for coronary and vascular diseases and is the worldwide leader in vascular brachytherapy. The Company's Beta-Cath(TM) System is commercially available in the United States, as well as in the European Union and several other countries. Novoste Corporation shares are traded on the NASDAQ National Stock Market under the symbol NOVT. For general company information, please call (770) 717-0904 or visit the Company's web site at www.novoste.com.

Statements made in this press release that look forward in time or that express management's beliefs, expectations or estimates regarding future occurrences are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected in these forward-looking statements based upon known and unknown risks and uncertainties, including continued market acceptance of the Beta-Cath(TM) System, continued demonstration of safety, efficacy, and device performance in post-market surveillance studies, competition and technological changes. These and other risks are detailed in documents filed by Novoste with the SEC including its Form 10-K for the year ended December 31, 2001 and its Form 10-Q for the quarter ended June 30, 2002.

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